Exhibit 16.1

July 18, 2023

Securities and Exchange Commission

100 F Street N.E.

Washington D.C. 20549-7561

We have read Jones Soda Co. statements included in Item 4.01 of its Form 8-K dated July 18, 2023 and agree with those statements concerning our firm.

/s/ Armanino LLP